Ex-99.14

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Common Questions about the Proposed Reorganizations — Do the Acquiring Fund have Different Service Providers from the Target Funds”, “Who are the Service Providers”, “Auditors”, “Financial Statements,” “Financial Highlights” and “Exhibits to Proxy Statement/Prospectus — Form of Agreement and Plan of Reorganization” in the Proxy Statement/Prospectus in Pre-Effective Amendment No. 1 of the Registration Statement of Aberdeen Funds (Form N-14, No. 333-222736).

We also consent to the incorporation by reference of our reports, dated December 22, 2017, on the financial statements and financial highlights of Alpine Dynamic Dividend Fund and Alpine Rising Dividend Fund (the two portfolios comprising Alpine Series Trust), Alpine Ultra Short Municipal Income Fund and Alpine High Yield Managed Duration Municipal Fund (the two portfolios comprising Alpine Income Trust), and Alpine International Real Estate Equity Fund, Alpine Realty Income & Growth Fund and Alpine Global Infrastructure Fund  (the three portfolios comprising Alpine Equity Trust) included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2017.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 6, 2018